EX-33.4
(logo) REDWOOD RESIDENTIAL ACQUISITION
CORPORATION

ONE BELVEDERE PLACE, SUITE 300
PHONE: 415.389.7373
MILL VALLEY, CA  94941
FAX: 415.381.1773


ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

Redwood Residential Acquisition Corporation (the "Asserting Party") provides this assessment of compliance with respect to its performance of functions for the Applicable Servicing Criteria, as defined below, in regards to the loans selected in the Platform for the following Period from January 1, 2012 through December 31, 2012.

Platform: all residential mortgage loans being serviced by Cenlar FSB pursuant to the Flow Mortgage Loan Servicing Agreement, dated as of August 1, 2011, between the Asserting Party and Cenlar FSB, as amended by Amendment No. 1 thereto, dated November 3, 2011, and as modified by the related Assignment, Assumption and Recognition Agreements identified in Schedule 1 hereto (the "Cenlar FSB Flow Servicing Agreement").

Period: as of December 31, 2012 and for the period from January 1, 2012 through December 31, 2012.

Applicable Servicing Criteria: the servicing criterion which applies to the functions performed by the Asserting Party is set forth in Section 229.1122 (d)
(2)(iii) of Regulation AB promulgated by the Securities and Exchange Commission ("Applicable Servicing Criteria"). With respect to the Applicable Servicing Criteria, the Asserting Party performs the following limited function:

1. to fund by deposit or wire transfer amounts specified by Cenlar FSB in electronic or facsimile transmissions to the Asserting Party as necessary to make required advances of delinquent principal and interest payments under the Cenlar FSB Flow Servicing Agreement.

With respect to the Platform, and with respect to the Period, the Asserting Party provides the following assessment of its compliance in respect of the Applicable Servicing Criteria (as defined above):

1. Management of the Asserting Party is responsible for assessing its compliance with respect to the functions it performs for the Applicable Servicing Criteria.

2. Management of the Asserting Party has assessed its compliance with respect to the functions it performs for the Applicable Servicing Criteria.

3. Based on such assessment, management of the Asserting Party concludes that, for the Period, the Asserting Party has complied in all material respects with the Applicable Servicing Criteria related to the servicing of the Platform taken as a whole.

4. There are no instances of material non-compliance during the Period.

Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Asserting Party's foregoing assessment of compliance as of December 31, 2012 and for the period from January 1, 2012 through December 31, 2012.

Dated: March 11, 2013

Very truly yours,

REDWOOD RESIDENTIAL ACQUISITION
CORPORATION

/s/ Bill Moliski
Name: Bill Moliski
Title: Executive Vice President


(page)


Schedule 1

1. Assignment, Assumption and Recognition Agreement ("AAR") with respect to the Cenlar FSB Flow Servicing Agreement dated as of January 27, 2012, as attached to the Pooling and Servicing Agreement, dated as of January 1, 2012, by and among Sequoia Residential Funding, Inc., as depositor, U.S. Bank National Association, as trustee and Wells Fargo Bank, N.A., as master servicer and securities administrator. Related asset-backed securities and transaction:
   SEMT 2012-1.

2. AAR with respect to the Cenlar FSB Flow Servicing Agreement dated as of March 29, 2012, as attached to the Pooling and Servicing Agreement, dated as of March 1, 2012, by and among Sequoia Residential Funding, Inc., as depositor, U.S. Bank National Association, as trustee and Wells Fargo Bank, N.A., as master servicer and securities administrator. Related asset-backed securities and transaction: SEMT 2012-2.

3. AAR with respect to the Cenlar FSB Flow Servicing Agreement dated as of June 27, 2012, as attached to the Pooling and Servicing Agreement, dated as of June 1, 2012, by and among Sequoia Residential Funding, Inc., as depositor, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee and Wells Fargo Bank, N.A., as master servicer and securities administrator. Related asset-backed securities and transaction: SEMT 2012-3.

4. AAR with respect to the Cenlar FSB Flow Servicing Agreement dated as of September 21, 2012, as attached to the Pooling and Servicing Agreement, dated as of September 1, 2012, by and among Sequoia Residential Funding, Inc., as depositor, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee and Wells Fargo Bank, N.A., as master servicer and securities administrator. Related asset-backed securities and transaction: SEMT 2012-4.

5. AAR with respect to the Cenlar FSB Flow Servicing Agreement dated as of October 30, 2012, as attached to the Pooling and Servicing Agreement, dated as of October 1, 2012, by and among Sequoia Residential Funding, Inc., as depositor, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee and Wells Fargo Bank, N.A., as master servicer and securities administrator. Related asset-backed securities and transaction: SEMT 2012-5.

6. AAR with respect to the Cenlar FSB Flow Servicing Agreement dated as of November 30, 2012, as attached to the Pooling and Servicing Agreement, dated as of November 1, 2012, by and among Sequoia Residential Funding, Inc., as depositor, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee and Wells Fargo Bank, N.A., as master servicer and securities administrator. Related asset-backed securities and transaction: SEMT 2012-6.